SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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CELERITEK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CELERITEK TO AMEND SHAREHOLDER RIGHTS PLAN

For Further Information:
Peggy Smith	Barrett Godsey
Celeritek	Joele Frank, Wilkinson Brimmer Katcher
(408) 986-5060	(212) 355-4449

For Immediate Release

SANTA CLARA, Calif., April 7, 2003 – Celeritek, Inc. (Nasdaq: CLTK), a manufacturer of GaAs semiconductor components for the wireless communications market and GaAs-based subsystems for the defense market, announced today that its Board of Directors has determined to amend the Company’s Shareholder Rights Plan to include a qualified offer provision. The new provision will exempt acquisition offers from the applicability of the rights plan if such offers include acceptable pricing terms and other qualified terms and conditions. Celeritek will be filing a copy of its amended rights plan with the Securities and Exchange Commission shortly.

Tamer Husseini, Chairman, President and Chief Executive Officer of Celeritek said, “This amendment further underscores the Celeritek Board’s openness to any value-enhancing strategic alternative. We believe this change, combined with our other long-standing shareholder-friendly provisions, demonstrate again the Celeritek Board’s commitment to strong corporate governance principles, and shows that the Board is fully committed to enhancing shareholder value.”

About Celeritek

Celeritek designs and manufactures GaAs semiconductor components and GaAs- based subsystems used in the transmission of voice, video and data traffic over wireless communications networks. Its GaAs semiconductor components and subsystems are designed to facilitate broadband voice and data transmission in mobile handsets and wireless communications infrastructures. Its GaAs semiconductor components primarily consist of transmit solutions, including power amplifiers for cellular and PCS handsets. These products are focused on the high growth CDMA and emerging WCDMA wireless market. Celeritek provides its GaAs-based subsystems to leading companies in the defense industry.

Forward-Looking Statements

This release contains forward-looking statements, including statements regarding Celeritek’s intention to modify its rights plan and the effect of such modification on potential future acquisition proposals. These forward-looking statements represent Celeritek’s expectations or beliefs concerning future events. Celeritek undertakes no duty to update these forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of known and unknown risk factors and uncertainties.

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Additional Information

Celeritek has notified its shareholders that a special meeting will be held on May 19, 2003 to consider and vote on the dissident group’s proposals. Celeritek’s board of directors intends to solicit proxies against the dissident group’s proposals and has filed a preliminary proxy statement with the Securities and Exchange Commission relating to its solicitation of proxies for the special meeting. Celeritek shareholders are urged to read the preliminary proxy statement and the definitive proxy statement, when it becomes available, because they will contain important information. Celeritek shareholders will be able to obtain a copy of the preliminary proxy statement and the definitive proxy statement, when it becomes available, and any other relevant documents, for free at the Securities and Exchange Commission’s web site located at www.sec.gov. Celeritek shareholders also will be able to obtain a free copy of the preliminary proxy statement and the definitive proxy statement, when it becomes available, and other relevant documents, by contacting Celeritek Investor Relations. All of the Celeritek directors will be deemed to be participants in the board of directors’ solicitation of proxies in connection with the special meeting, and certain of the executive officers of Celeritek may be deemed to be participants in the board of directors’ solicitation of proxies in connection with the special meeting. A description of the direct and indirect interests, by security holdings or otherwise, of these participants in board of directors’ solicitation of proxies are set forth in the preliminary proxy statement filed by Celeritek with the Securities and Exchange Commission in connection with the special meeting.